UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013

PAN AMERICAN GOLDFIELDS LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 – 570 Granville Street Vancouver, BC		V6C 3P1
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (604) 681-1163

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Effective July 3, 2013, the Board of Directors (the “Board”) of Pan American Goldfields Ltd. (the “Company”) appointed Emilio Alvarez to serve as Chief Executive Officer of the Company.

Mr. Alvarez (Age 46) currently serves as a Managing Director at Vortex Capital Limited, a Hong Kong based investment adviser, a position he has held since September 2004, and co-portfolio manager of Vortex Capital Global Precious Metals Fund.  From June 2001 until September 2004, he served as an Executive Director at Morgan Stanley Investment Management, where he was a co-Portfolio Manager of the Global Value Equity fund with assets under management of over $5 billion.  From 1991 until 2001 he served as an Executive Director at Morgan Stanley Equity Research, in June 2001. One of Mr. Alvarez’s sectors of responsibility was the resource sector, and more specifically gold mining and precious metals equities. Mr Alvarez has followed gold equities and the precious metals mining sector for well over ten years, and has built a deep knowledge and strong relationships.

Mr. Alvarez does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer.  Mr. Alvarez is not a party to any transactions listed in Item 404(a) of Regulation S-K.

(d)           Effective July 3, 2013, the Board appointed Allen Sanginés-Krause Chairman of the Board and to the class of directors with a term expiring at the Company’s 2014 annual meeting of stockholders.

Mr. Sanginés-Krause is founder and managing director of BK Partners, an innovative investment management and advisory firm with offices in Mexico City, Madrid and London.  Mr. Sanginés-Krause has over 25 years of investment banking experience, most of it at Goldman Sachs (“GS”). At GS, he served as Head of the Mexico Team, COO for the Latin American Group, Head of Emerging Markets for the Investment Banking Division, Head of Russia and CIS, co-Head of General Industrials, and Head of the Spanish Team. Mr. Sanginés-Krause finished his career at GS as one of the seven members of the Firm-wide Commitments Committee responsible for authorizing all equity underwritings carried out by the firm and monitoring commercial and reputational risks. Mr. Sanginés-Krause currently serves as the Chairman of the Board of Millicom International Cellular S.A., a telecom company with a focus on emerging markets, Member of the Board of AB Investment Kinnevik, a listed company in Sweden, and Chairman of the Board of RLD, the first fund established by BK Partners. He is also Chairman of the Council of the Graduate School of Arts and Sciences at Harvard University, Member of the Campaign Board of the Historic Royal Palaces in the United Kingdom, and Member of the Royal Institute of International Affairs.  Mr. Sanginés-Krause graduated Summa Cum Laude with a B.A. in Economics from the Instituto Tecnológico Autónomo de México.  He also obtained a Ph.D. in Economics from Harvard University where he was a Fulbright Scholar. Mr. Sanginés-Krause holds dual citizenships from Mexico and the U.K. He speaks English and Spanish fluently and is conversational in German, French, Italian, and Russian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2013	PAN AMERICAN GOLDFIELDS LTD.

	By:	/s/ Emilio Alvarez
		Name:	Emilio Alvarez
		Title:	Chief Executive Officer